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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                 August 28, 2002
                        (Date of earliest event reported)



                                   ONEOK, Inc.
             (Exact name of registrant as specified in its charter)



           Oklahoma                     001-13643             73-1520922
(State or other jurisdiction           (Commission           (IRS Employer
       of incorporation)               File Number)        Identification No.)


                        100 West Fifth Street; Tulsa, OK
                    (Address of principal executive offices)


                                      74103
                                   (Zip code)


                                 (918) 588-7000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5.    Other Events and Regulation FD Disclosure

           On August 28, 2002, Moody's Investor Services announced that it downgraded its ratings of ONEOK, Inc. ("the Company') with a negative outlook. The Company's ratings were changed as follows:

                 ONEOK, Inc. - senior unsecured from A2 to Baa1; shelf registration from (P)A2/(P)A3 to (P)Baa1/(P)Baa2; commercial paper from Prime-1 to Prime-2;
                 ONEOK Capital Trust I - preferred shelf (P)A3 to (P)Baa2; ONEOK Capital Trust II - preferred shelf (P)A3 to (P)Baa2.

           In response to Moody's decision to change the Company's ratings, the Company has pointed to its strong balance sheet and asset base and its continued strategic focus. Although the change in the Company's rating may result in an increase in the Company's cost to borrow funds, the Company believes that this change will not have a material adverse effect on its financial position, cash flows and results of operations.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a)        Financial Statements of Businesses Acquired
                 Not applicable.

(b)        ProForma Financial Information

                 Not applicable.

(c)        Exhibits

                 99.1 Press release issued by Moody's Investor Services dated August 28, 2002.
                 99.2   Press release issued by ONEOK, Inc. dated August 28,
                        2002.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                      ONEOK, Inc.

Date:  August 30, 2002                            By:  /s/ John A. Gaberino Jr.
                                                      --------------------------
                                                      John A. Gaberino Jr.
                                                      Senior Vice President,
                                                      General Counsel and
                                                      Corporate Secretary

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